                                                                     Exhibit 2.1









                          AGREEMENT AND PLAN OF MERGER

                            dated December 16, 1997

                                  by and among

                             CAMDEN PROPERTY TRUST

                           CAMDEN SUBSIDIARY II, INC.

                                      and

                            OASIS RESIDENTIAL, INC.

                               TABLE OF CONTENTS


ARTICLE I
THE MERGER......................................................................................2
         SECTION 1.1           The Merger.......................................................2
         SECTION 1.2           Closing..........................................................2
         SECTION 1.3           Effective Time...................................................2
         SECTION 1.4           Effects of the Merger............................................2
         SECTION 1.5           Certificate of Incorporation and Bylaws..........................2
         SECTION 1.6           Trust Managers...................................................3
         SECTION 1.7           Officers.........................................................3

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES..............................................3
         SECTION 2.1           Effect on Capital Stock..........................................3
         SECTION 2.2           Exchange of Certificates; Final Company Dividend.................5

ARTICLE III

REPRESENTATIONS AND WARRANTIES..................................................................8
         SECTION 3.1           Representations and Warranties of the Company....................8
         SECTION 3.2           Representations and Warranties of Camden........................17

ARTICLE IV

COVENANTS......................................................................................27
         SECTION 4.1           Conduct of Business by the Company..............................27
         SECTION 4.2           Conduct of Business by Camden...................................29
         SECTION 4.3           Other Actions...................................................31

ARTICLE V

ADDITIONAL COVENANTS...........................................................................32
         SECTION 5.1           Preparation of the Registration Statement and the Proxy
         Statement;                 Company Stockholder Meeting and Camden
         Shareholder Meeting...................................................................32
         SECTION 5.2           Access to Information; Confidentiality..........................33
         SECTION 5.3           Commercially Reasonable Efforts; Notification...................33


                                     (i)


         SECTION 5.4           Affiliates......................................................34
         SECTION 5.5           Tax Treatment...................................................34
         SECTION 5.6           Camden Board of Trust Managers..................................34
         SECTION 5.7           No Solicitation of Transactions by the Company..................35
         SECTION 5.8           Public Announcements............................................35
         SECTION 5.9           Listing.........................................................36
         SECTION 5.10          Letters of Accountants..........................................36
         SECTION 5.11          Transfer and Gains Taxes........................................36
         SECTION 5.12          Benefit Plans and Other Employee Arrangements...................36
         SECTION 5.13          Indemnification.................................................37


ARTICLE VI

CONDITIONS PRECEDENT...........................................................................39
         SECTION 6.1           Conditions to Each Party's Obligation To Effect the
         Merger................................................................................39
         SECTION 6.2           Conditions to Obligations of Camden and Camden Sub..............40
         SECTION 6.3           Conditions to Obligations of the Company........................41

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER..............................................................42
         SECTION 7.1           Termination.....................................................42
         SECTION 7.2           Expenses........................................................43
         SECTION 7.3           Effect of Termination...........................................46
         SECTION 7.4           Amendment.......................................................46
         SECTION 7.5           Extension; Waiver...............................................47

ARTICLE VIII

                  GENERAL PROVISIONS...........................................................47
         SECTION 8.1           Nonsurvival of Representations and Warranties...................47
         SECTION 8.2           Notices.........................................................47
         SECTION 8.3           Certain Definitions.............................................48
         SECTION 8.4           Interpretation..................................................49
         SECTION 8.5           Counterparts....................................................49
         SECTION 8.6           Entire Agreement; No Third-Party Beneficiaries..................49
         SECTION 8.7           GOVERNING LAW...................................................49
         SECTION 8.9           Enforcement.....................................................50
         SECTION 8.10          Severability....................................................50






                                      (ii)

EXHIBITS:
A        Form of Affiliate Letter
B        Form of Company Legal Opinion
C        Form of Camden Legal Opinion

Annex A - Parties to Company Voting Agreement
Annex B - Parties to Camden Voting Agreement

SCHEDULES:

Schedule 1.6        Trust Managers of Camden
Schedule 1.7        Officers of Surviving Corporation
Schedule 3.1(b)     Company Subsidiaries
Schedule 3.1(c)     Capital Structure
Schedule 3.1(d)     Authority; Noncontravention; Consents
Schedule 3.1(e)     SEC Documents; Financial Statements; Undisclosed Liabilities
Schedule 3.1(f)     Certain Changes or Events
Schedule 3.1(g)     Litigation
Schedule 3.1(h)     Company Properties
Schedule 3.1(j)     Company Related Party Transactions
Schedule 3.1(k)(i)  Changes in Benefit Plans
Schedule 3.1(k)(ii) ERISA Compliance
Schedule 3.1(l)     Taxes
Schedule 3.1(m)     Payments to Employees, Officers and Directors
Schedule 3.1(o)     Compliance with Laws (Exceptions)
Schedule 3.1(p)(i)  Contracts
Schedule 3.1(p)(ii) Debt Instruments
Schedule 3.2(b)     Camden Subsidiaries
Schedule 3.2(c)     Camden Capital Structure
Schedule 3.2(d)     Authority; Noncontravention; Consents
Schedule 3.2(e)     Camden Liabilities
Schedule 3.2(f)     Certain Changes or Events
Schedule 3.2(g)     Litigation
Schedule 3.2(h)     Camden Properties
Schedule 3.2(j)     Camden Related Party Transactions
Schedule 3.2(k)(i)  Changes in Benefit Plans
Schedule 3.2(k)(ii) ERISA Compliance
Schedule 3.2(l)(i)  Taxes
Schedule 3.2(l)(ii) Tax Exceptions
Schedule 3.2(m)     Payments to Employees, Officers or Directors
Schedule 3.2(p)(i)  Contracts
Schedule 3.2(p)(ii) Debt Instruments


                                     (iii)

Schedule 4.1        Conduct of Business by the Company (Exceptions to
Covenants)
Schedule 4.2        Conduct of Business by Camden (Exceptions to Covenants)
Schedule 5.12       Employee Benefits
Schedule 8.3        Persons with "Knowledge" of the Company or Camden






                                     (iv)

                             INDEX OF DEFINED TERMS



Term                                                                            Section
----                                                                            -------
Affiliate                                                                       8.3
Agreement                                                                       Introduction
Articles of Merger                                                              1.3
Base Amount                                                                     7.2(h)
Break-Up Expenses                                                               7.2(h)
Break-Up Expense Base Amount                                                    7.2(h)
Break-Up Fee                                                                    7.2(h)
Break-Up Fee Tax Opinion                                                        7.2(h)
Camden                                                                          Introduction
Camden Benefit Plans                                                            3.2(k)(i)
Camden Common Stock                                                             Recital (e)
Camden Disclosure Letter                                                        8.3
Camden Employee Stock Plans                                                     3.2(c)
Camden Financial Statement Date                                                 3.2(f)
Camden Material Adverse Change                                                  3.2(f)
Camden Material Adverse Effect                                                  3.2(a)
Camden Options                                                                  3.2(c)
Camden Preferred Shares                                                         3.2(c)
Camden Preferred Stock                                                          2.1(d)
Camden Properties                                                               3.2(h)
Camden SEC Documents                                                            3.2(e)
Camden Shareholder Approval                                                     3.2(d)
Camden Shareholder Meeting                                                      5.1(c)
Camden Shares                                                                   2.1(d)
Camden Sub                                                                      Introduction
Camden Subsidiaries                                                             3.2(b)
Camden Voting Agreement                                                         Recital (e)
Certificate of Merger                                                           1.3
Certificates                                                                    2.2(b)
Closing Date                                                                    1.2




                                      (v)


Code                                                                            Recital (c)
Common Stock                                                                    Recital (d)
Common Stock Exchange Ratio                                                     2.1(c)
Company                                                                         Introduction
Company Benefit Plans                                                           3.1(k)(i)
Company Disclosure Letter                                                       8.3
Company Employee Stock Plans                                                    2.1(e)
Company Option                                                                  2.1(e)
Company Properties                                                              3.1(h)
Company SEC Documents                                                           3.1(e)
Company Shares                                                                  2.1(b)
Company Stockholder Approval                                                    3.1(d)
Company Stockholder Meting                                                      5.1(b)
Company Subsidiaries                                                            3.1(b)
Company Voting Agreement                                                        Recital (d)
Competing Transaction                                                           5.7(a)
Confidentiality Agreement                                                       5.2
DGCL                                                                            1.1
DLJ                                                                             3.2(n)
Encumbrances                                                                    3.1(h)
ERISA                                                                           3.1(k)(ii)
Excess Shares                                                                   3.1(c)
Exchange Act                                                                    3.1(d)
Exchange Agent                                                                  2.2(a)
Exchange Ratio                                                                  2.1(d)
Fee                                                                             7.2(h)
Fee Base Amount                                                                 7.2(h)
Financial Statement Date                                                        3.1(f)
Final Company Dividend                                                          2.2(d)(i)
GAAP                                                                            3.1(e)
Governmental Entity                                                             3.1(d)
Hazardous Materials                                                             3.1(i)
HSR Act                                                                         3.1(d)
Indebtedness                                                                    3.1(p)(ii)




                                     (vi)

Indemnified Parties                                                             5.13(a)
Knowledge                                                                       8.3
Laws                                                                            3.1(d)
Liens                                                                           3.1(b)
Material Adverse Change                                                         3.1(f)
Material Adverse Effect                                                         3.1(a)
Material Contract                                                               3.1(p)(i)
Merger                                                                          Recital (9)
Merrill Lynch                                                                   3.1(n)
NGCL                                                                            1.1
NYSE                                                                            2.2(g)
Oasis Martinique Exchange Rights Agreement                                      8.3
Oasis Martinique LLC                                                            8.3
Oasis Martinique LLC Agreement                                                  8.3
Oasis Martinique LLC Units                                                      8.3
Oasis Martinique Loan and Security Agreement                                    8.3
Person                                                                          8.3
Preferred Stock                                                                 3.1(c)
Preferred Stock Exchange Ratio                                                  2.1(d)
Property Restrictions                                                           3.1(h)
Proxy Statement                                                                 3.1(d)
Qualifying Income                                                               7.2(h)
Registration Statement                                                          3.2(d)
REIT                                                                            3.1(l)(ii)
REIT Requirements                                                               7.2(h)
SEC                                                                             3.1(d)
Securities Act                                                                  3.1(e)
Series A Preferred Stock                                                        2.1(b)
Shareholder Approvals                                                           3.2(d)
Subsidiary                                                                      8.3
Surviving Corporation                                                           1.1
Takeover Statute                                                                3.1(r)
Taxes                                                                           3.1(l)(i)
Transactions                                                                    Recital (h)




                                     (vii)

Transfer and Gains Taxes                                                                                       5.11
Unconsolidated Camden Financial Statements                                                                     3.2(e)
Unconsolidated Company Financial Statements                                                                    3.1(e)










































                                     (viii)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated December 16, 1997 is made and entered into by and among Camden Property Trust, a Texas real estate investment trust ("CAMDEN"), Camden Subsidiary II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Camden ("CAMDEN SUB"), and Oasis Residential, Inc., a Nevada corporation (the "COMPANY").

                                    RECITALS

          (a) The Board of Trust Managers of Camden and the respective Boards of Directors of Camden Sub and the Company have approved the merger of the Company with and into Camden Sub (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement.

          (b) Camden, Camden Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          (c) For federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement constitutes a plan of reorganization under Section 368 of the Code.

          (d) Concurrently with the execution of this Agreement and as an inducement to Camden to enter into this Agreement, each of the Persons listed on ANNEX A has entered into a voting agreement (the "COMPANY VOTING AGREEMENT") pursuant to which such Person has agreed, among other things, to vote its shares of common stock, par value $.01 per share, of the Company (the "COMMON STOCK") in favor of this Agreement, the Merger and any other matter that requires its vote in connection with the transactions contemplated by this Agreement.

          (e) Concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, each of the Persons listed on ANNEX B has entered into a voting agreement (the "CAMDEN VOTING AGREEMENT") pursuant to which such Person has agreed, among other things, to vote its common shares of beneficial interest, par value $.01, of Camden (the "CAMDEN COMMON STOCK") in favor of this Agreement, the Merger and any other matter that requires its vote in connection with the transactions contemplated by this Agreement.

          (f) The transactions contemplated by this Agreement, the Company Voting Agreement, the Camden Voting Agreement and the other agreements and documents contemplated hereby, including, without limitation, the Merger, shall be referred to collectively in this Agreement as the "TRANSACTIONS."

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                 ARTICLE I

                                 THE MERGER

          SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Nevada General Corporation Law (the "NGCL"), the Company shall be merged with and into Camden Sub at the Effective Time (as defined below). Camden Sub shall be the surviving corporation (the "SURVIVING CORPORATION") in the Merger and shall become a wholly owned subsidiary of Camden. From and after the Effective Time, the identity and separate corporate existence of the Company shall cease and Camden Sub shall succeed to and assume all the rights and obligations of the Company.

          SECTION 1.2 Closing. The closing of the Merger will take place at 10:00 a.m., local time, on the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "CLOSING DATE"), at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201, or at such other time, date and place as is agreed to by the parties hereto.

          SECTION 1.3 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file a certificate of merger or other appropriate documents (the "CERTIFICATE OF MERGER") executed in accordance with the DGCL and articles of merger or other appropriate documents (the "ARTICLES OF MERGER") executed in accordance with the NGCL and shall make all other filings or recordings required under the DGCL or the NGCL. The Merger shall become effective upon the later of (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with the NGCL and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time that Camden, Camden Sub and the Company have agreed upon and designated in such filings in accordance with applicable law (the time the Merger becomes effective being the "EFFECTIVE TIME"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

          SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL and the NGCL. Among other effects of the Merger, upon consummation of the Merger, the Surviving Corporation shall succeed to all powers and rights of the Company, and shall be liable for all obligations and responsibilities of the Company (including, without limitation, the managing member of Oasis Martinique LLC, and shall become and be bound by all of the terms and provisions of the Oasis Martinique LLC Agreement binding upon the managing member of Oasis Martinique LLC).

          SECTION 1.5 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Camden Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law. The Bylaws of Camden Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law. Prior to the Effective Time, Camden shall amend its Bylaws to the extent necessary to increase the size of its Board of Trust Managers as provided in
Section 5.6 and shall appoint Scott Ingraham (or such other person designated by the Company in the event Scott Ingraham is unable or unwilling to serve) to fill such vacancy and serve in accordance with Camden's Bylaws.

          SECTION 1.6 Trust Managers. The Trust Managers of Camden immediately following the Effective Time shall be the persons named on SCHEDULE 1.6 attached hereto, each of whom shall serve in accordance with the Texas Real Estate Investment Trust Act, as amended, and Camden's Bylaws. Such Trust Managers of Camden shall be appointed to the committees of Camden's Board of Trust Managers as indicated on SCHEDULE 1.6. Immediately following the Effective Time, Camden shall cause the size and composition of the Board of Directors of Camden Sub to be the same as Camden's Board of Trust Managers.

          SECTION 1.7 Officers. The officers of Camden Sub immediately following the Effective Time shall be the persons named on SCHEDULE 1.7 attached hereto, all of whom shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          SECTION 2.1 Effect on Capital Stock. By virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Camden, Camden Sub or the Company:

          (a) Conversion of Camden Sub Common Stock. At the Effective Time, each share of common stock, par value $.01 per share, of Camden Sub outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

          (b) Cancellation of Certain Shares of Company Capital Stock. At the Effective Time, each share of Common Stock and each share of Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "SERIES A PREFERRED STOCK" and, together with the Common Stock, the "COMPANY SHARES") held by the Company as treasury stock or owned by any Company Subsidiary (as defined below) shall, automatically and without any action on the part of the holder thereof, be canceled and retired and all rights in respect thereof shall cease to exist without any conversion thereof or payment therefor.

          (c) Conversion of Common Stock. At the Effective Time, each share of Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.1(b), automatically and without any action on the part of the holder thereof, cease to be outstanding and be converted into .759 of a share of Camden Common Stock (the "COMMON STOCK EXCHANGE RATIO"). If prior to the Effective Time the outstanding shares of Camden Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in Camden's capitalization, then an appropriate and proportionate adjustment shall be made in the Common Stock Exchange Ratio.

          (d) Conversion of Series A Preferred Stock. At the Effective Time, each share of Series A Preferred Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in clause (b) above, automatically and without any action on the part of the holder thereof, cease to be outstanding and be converted into .759 of a share of Series A Cumulative Convertible Preferred Stock, par value $.01 per share (the "CAMDEN PREFERRED STOCK" and, together with the Camden Common Stock, the "CAMDEN SHARES"), of Camden (the "PREFERRED STOCK EXCHANGE RATIO" and, together with the Common Stock Exchange Ratio, the "EXCHANGE RATIO"). The terms of the Camden Preferred Stock shall be the same as the terms of the Series A Preferred Stock; provided, however, that the Camden Preferred Stock shall have such voting rights as the parties shall reasonably agree are necessary in order to insure that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code; provided, further, that the cumulative cash dividends payable in amount per share shall equal the greater of (i) $.7411 per quarter or (ii) the cash dividends paid or payable on a number of shares of Camden Common Stock equal to the number of shares of Camden Common Stock into which a share of Camden Preferred Stock is convertible, and shares of Camden Preferred Stock shall be convertible into shares of Camden Stock at a conversion price of $32.4638 per share of Camden Common Stock, subject to certain adjustments.

          (e) Options. To the extent that acceleration by the Company of the exercisability of any outstanding option to purchase shares of Company Common Stock (each, a "COMPANY OPTION") is permitted but not required by the applicable governing instrument, then the Company shall not elect to cause such acceleration to occur. In connection therewith, at the Effective Time, to the extent not prohibited by the terms of the relevant governing instrument, each Company Option that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Common Stock and shall be converted automatically into an option to purchase shares of Camden Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company's 1995 Equity Participation Plan, the Company's Stock Option Plan for Outside Directors and the Company's 1993 Stock Option Plan (collectively, the "COMPANY EMPLOYEE STOCK PLANS"), and the agreements evidencing grants thereunder, including, subject to the provisions of the first sentence of this Section 2.1(e), the accelerated vesting of Company Options that shall occur in connection with and by virtue of the Merger as and to the extent required by the Company Employee Stock Plans or such agreements):

                        (i) the number of shares of Camden Common Stock to be subject to the option shall be equal to the product of the number of shares of Common Stock subject to the original option and the Common Stock Exchange Ratio, provided that any fractional share of Camden Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                        (ii) the exercise price per share of Camden Common Stock under the option shall be equal to the exercise price per share of Common Stock under the original option divided by the Common Stock Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

The adjustment provided herein with respect to any Company Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the new option shall be the same as the original option except that all references to the Company shall be deemed to be references to Camden.

          (f) Oasis Martinique LLC Units. At the Effective Time, each Oasis Martinique LLC Unit which is outstanding immediately prior thereto shall cease to be exchangeable for one share of Common Stock and shall automatically be exchangeable, subject to the provisions of the Oasis Martinique LLC Agreement and the Oasis Martinique Exchange Rights Agreement, for .759 of a share of Camden Common Stock.

          SECTION 2.2      Exchange of Certificates; Final Company
Dividend.

          (a) Exchange Agent. Prior to the Effective Time, Camden Sub shall appoint American Stock Transfer & Trust Company to act as exchange agent (the "EXCHANGE AGENT") in the Merger.

          (b) Camden To Provide Merger Consideration. At or prior to the Effective Time, Camden Sub shall provide to the Exchange Agent, for the benefit of the holders of the Company Shares, certificates representing Camden Shares issuable in exchange for certificates representing outstanding Company Shares pursuant to Section 2.1 ("CERTIFICATES") and an estimated amount in cash sufficient to satisfy Camden's obligations under Section 2.2(g). At or prior to the Effective Time, the Company shall provide to the Exchange Agent, for the benefit of the holders of the Company Shares, cash payable in respect of dividends pursuant to Section 2.2(d)(i).

          (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time and in no event later than ten (10) business days thereafter, the Exchange Agent shall mail to each holder of record of Company Shares whose shares were converted into Camden Shares pursuant to Section 2.1 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Camden Sub may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing Camden Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Camden Sub, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Camden Shares to which the holder is entitled, an amount of cash in lieu of any fractional Camden Shares in accordance with Section 2.2(g) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of Camden Sub that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such whole number of Camden Shares provided by
Section 2.1, an amount in cash in lieu of any fractional Camden Share in accordance with Section 2.2(g) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d). No interest will be paid or will accrue on the consideration payable upon the surrender of any Certificate or on any cash payable pursuant to Section 2.2(d) or Section 2.2(g).

          (d) Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares.

                    (i)   To the extent necessary to satisfy the requirements of
Section 857(a)(1) of the Code for the taxable year of the Company ending at the Effective Time, the Company shall declare a dividend (the "FINAL COMPANY DIVIDEND") to holders of Company Shares, the record date for which shall be close of business on the last business day prior to the Effective Time, in an amount equal to the minimum dividend sufficient to permit the Company to satisfy such requirements. If the Company determines it necessary to declare the Final Company Dividend, it shall notify Camden at least ten days prior to the date for the Company Stockholder Meeting (as defined below), and Camden shall declare a dividend per share to holders of Camden Common Stock, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount per share equal to the quotient obtained by dividing (x) the Final Company Dividend per share of Common Stock paid by the Company by (y) the Exchange Ratio. The Final Company Dividend shall be paid upon presentation of the Certificates for exchange in accordance with this Article II.

                    (ii) No dividends or other distributions with respect to Camden Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Camden Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(g), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat laws, as soon as reasonably practicable following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional Camden Share to which such holder is entitled pursuant to Section 2.2(g) and (ii) if such Certificate is exchangeable for one or more whole Camden Shares, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Camden Shares and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Camden Shares.

          (e) No Further Ownership Rights in Common Stock. All

Camden Shares delivered, and cash in lieu of any fractional shares thereof paid, upon the surrender of Certificates in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares; provided, however, that the Company shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of the Company or its transfer agent of the Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Camden for any reason, they shall be canceled and exchanged as provided in this Article II.

          (f) No Liability. None of Camden, Camden Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All Certificates and funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates that remain unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to Camden, upon demand, and any holders of Certificates who have not theretofore complied with Section 2.2(c) shall thereafter look only to Camden for delivery of any shares or funds, subject to applicable escheat and other similar laws.

          (g) No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional Camden Shares shall be issued upon the surrender for exchange of Certificates and no dividend or distribution or any other right with respect to Camden Shares shall relate to any fractional security, and such fractional interests shall not entitle the holder thereof to vote or to any other rights of a shareholder. In lieu of any such fractional shares, each holder of Company Shares who would otherwise have been entitled to a fraction of a Camden Share upon surrender of Certificates for exchange pursuant to this Article II shall be entitled to receive from the Exchange Agent a cash payment (without interest) in lieu of such fractional share equal to such fraction multiplied by the average closing price per share of Camden Common Stock on the New York Stock Exchange (the "NYSE") during the five trading days immediately following the Effective Time.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1 Representations and Warranties of the Company. The Company represents and warrants to Camden and Camden Sub as follows:

          (a) Organization, Standing and Corporate Power of the Company. The Company is a corporation duly organized and validly existing under the laws of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has delivered to Camden complete and correct copies of its Articles of Incorporation and Bylaws, each as amended or supplemented to the date of this Agreement.

          (b) Company Subsidiaries. SCHEDULE 3.1(b) to the Company Disclosure Letter (as defined below) sets forth each Subsidiary of the Company (collectively, the "COMPANY SUBSIDIARIES") and the ownership interest therein of the Company. Except as set forth on SCHEDULE 3.1(b) to the Company Disclosure Letter, (A) all the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable, are owned by the Company or a Company Subsidiary free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS") and (B) all equity interests in each Company Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by the Company or one or more Company Subsidiaries free and clear of all Liens. Except for the capital stock of or other equity or ownership interests in the Company Subsidiaries, and except as set forth on SCHEDULE 3.1(b) to the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Company Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Company Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect. Copies of the charter documents, bylaws, organization documents and partnership and joint venture agreements of each Company Subsidiary, each as amended to the date of this Agreement, have been previously delivered or made available to Camden.

          (c) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, 15,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"), and 45,000,000 shares of excess stock, par value $.01 per share (the "EXCESS SHARES"). On the date hereof, (i) 16,326,476 shares of Common Stock and 4,165,000 shares of Series A Preferred Stock were issued and outstanding, (ii) no shares of Common Stock or Series A Preferred Stock were held by the Company in its treasury, (iii) no options to purchase shares of Common Stock were available for issuance to employees or directors of the Company or any Company Subsidiary under the Company Employee Stock Plans, (iv) 1,170,500 shares of Common Stock were issuable upon exercise of outstanding Company Options, (v) 886,022 shares of Common Stock were reserved for issuance upon exchange of Oasis Martinique LLC Units , (vi) 4,165,000 shares of Common Stock were reserved for issuance upon conversion of the Series A Preferred Stock and (vii) no Excess Shares were outstanding. On the date of this Agreement, except as set forth above in this
Section 3.1(c), no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of the Company. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on SCHEDULE 3.1(c) to the Company Disclosure Letter, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except (A) for the Company Options and the Oasis Martinique LLC Units, (B) as set forth in SCHEDULE 3.1(c) to the Company Disclosure Letter, or (C) as otherwise permitted under Section 4.1, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which such entity is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except (1) for the Oasis Martinique Exchange Rights Agreement, the Oasis Martinique LLC Agreement and the Oasis Martinique Loan and Security Agreement and (2) as set forth on
SCHEDULE 3.1(c) to the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any capital stock, voting securities or other ownership interests in any Company Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) to any Person.

          (d) Authority; Noncontravention; Consents. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the vote of the holders of the Company Shares required to approve this Agreement and the Transactions (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the Transactions to which the Company is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of this Agreement pursuant to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by Camden and Camden Sub, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or (ii) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Except as set forth in SCHEDULE 3.1(d) to the Company Disclosure Letter, the execution and delivery of this Agreement by the Company does not, and the consummation of the Transactions to which the Company is a party and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Articles of Incorporation or the Bylaws of the Company or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Company Subsidiary, each as amended or supplemented as of the date of this Agreement,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to the Company or any Company Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "LAWS") applicable to the Company or any Company Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect or (y) prevent the consummation of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the filing by any Person in connection with any of the Transactions of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), to the extent applicable, (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) a joint proxy statement relating to the approval by the Company's stockholders and Camden's shareholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "PROXY STATEMENT") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of Articles of Merger with the Secretary of State of the State of Nevada and the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes (as defined below) and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in SCHEDULE 3.1(D) to the Company Disclosure Letter, (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the Transactions or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Material Adverse Effect.

          (e) SEC Documents; Financial Statements; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1993 (the "COMPANY SEC DOCUMENTS"). All of the Company SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Documents. The consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of the unconsolidated Company Subsidiaries previously delivered to Camden (the "UNCONSOLIDATED COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of such Company Subsidiaries, taken as a whole, as of the dates thereof, the results of their respective operations and cash flows for the periods then ended. Except as set forth in the Company SEC Documents, in the Unconsolidated Company Financial Statements, in SCHEDULE 3.1(e) to the Company Disclosure Letter or as permitted by Section 4.1 (for the purposes of this sentence, as if Section 4.1 had been in effect since September 30, 1997), neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or, to the Knowledge of the Company, of any unconsolidated Company Subsidiary or in the notes thereto and which, individually or in the aggregate, would have a Material Adverse Effect.

          (f) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents or in SCHEDULE 3.1(f) to the Company Disclosure Letter, since the date of the most recent financial statements included in the Company SEC Documents (the "FINANCIAL STATEMENT DATE") and to the date of this Agreement, the Company and the Company Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have a Material Adverse Effect (a "MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Material Adverse Change, (ii) except for regular quarterly dividends paid on Company Shares as set forth on SCHEDULE 3.1(f) to the Company Disclosure Schedule, in each case with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than any dividend required to be paid pursuant to Section 2.2, (iii) any split, combination or reclassification of any of the Company's capital stock or, except for the issuance of the Oasis LLC Units, any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in, any Company Subsidiary except as permitted by Section 4.1, (iv) any damage, destruction or loss, not covered by insurance, that has or would have a Material Adverse Effect or (v) any change in accounting methods, principles or practices by the Company or any Company Subsidiary, except insofar as may have been disclosed in the Company SEC Documents or required by a change in GAAP.

          (g) Litigation. Except as disclosed in the Company SEC Documents or in SCHEDULE 3.1(g) to the Company Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company and the Company Subsidiaries (i) which are covered by adequate insurance or (ii) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or threatened in writing against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, could reasonably be expected to (A) have a Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

          (h) Properties. Except as provided in SCHEDULE 3.1(h) of the Company Disclosure Letter, the Company or one of the Company Subsidiaries owns fee simple title to each of the real properties identified in SCHEDULE 3.1(h) of the Company Disclosure Letter (the "COMPANY PROPERTIES"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("ENCUMBRANCES"). The Company Properties (other than the Company Properties under development) are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "PROPERTY RESTRICTIONS"), except for (i) Encumbrances and Property Restrictions set forth in the Company Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Company Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to Camden, provided, however, that platting of development land will not be shown on existing title reports) and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise have a Material Adverse Effect and which have arisen or been incurred only in the ordinary course of business. Except as provided in SCHEDULE 3.1(h), valid policies of title insurance have been issued insuring the Company's or the applicable Company Subsidiaries' fee simple title to the Company Properties in amounts at least equal to the purchase price thereof, subject only to the matters disclosed above and on the Company Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided in SCHEDULE 3.1(h) of the Company Disclosure Letter, (i) the Company has no Knowledge that any certificate, permit or license from any governmental authority having jurisdiction over any of the Company Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) the Company has not received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Company Properties issued by any governmental authority; (iii) there are no material structural defects relating to the Company Properties; (iv) there are no Company Properties whose building systems are not in working order in any material respect; (v) there is no physical damage to any Company Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration; or (vi) there is no current renovation or restoration to any Company Property the remaining cost of which exceeds $100,000. Neither the Company nor any of the Company Subsidiaries has received any notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by the Company or the Company Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Company Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the Company has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

          (i) Environmental Matters. None of the Company, any of the Company Subsidiaries or, to the Company's Knowledge, any other Person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "HAZARDOUS MATERIALS") on any of the Company Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Company Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Material Adverse Effect; and in connection with the construction on or operation and use of the Company Properties, the Company and the Company Subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except for failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (j) Related Party Transactions. Set forth in SCHEDULE 3.1(j) of the Company Disclosure Letter is a list of all arrangements, agreements and contracts entered into by the Company or any of the Company Subsidiaries with
(i) any Person
who is an officer, director or Affiliate of the Company or any of the Company Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (ii) any Person who acquired Company Shares in a private placement. Such documents, copies of all of which have previously been delivered or made available to Camden, are listed in SCHEDULE 3.1(j) of the Company Disclosure Letter.

          (k) Absence of Changes in Benefit Plans; ERISA Compliance.

                         (i)   Except as disclosed in the Company SEC Documents
or in SCHEDULE 3.1(k)(i) to the Company Disclosure Letter and except as permitted by Section 4.1 (for the purpose of this sentence, as if Section 4.1 had been in effect since December 31, 1996), since the date of the most recent audited financial statements included in the Company SEC Documents, there has not been any adoption or amendment by the Company or any Company Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding, or oral or in writing) providing benefits to any current or former employee, officer or director of the Company, any Company Subsidiary, or any Person affiliated with the Company under Section 414 (b),
(c), (m) or (o) of the Code (collectively, "COMPANY BENEFIT PLANS").

                         (ii) Except as described in the Company SEC Documents
or in SCHEDULE 3.1(k)(ii) to the Company Disclosure Letter or as would not have a Material Adverse Effect, (A) all Company Benefit Plans of the Company and the Company Subsidiaries, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither the Company nor any Company Subsidiary has any liabilities or obligations with respect to any such Company Benefit Plan, whether accrued, contingent or otherwise, nor to the Knowledge of the Company are any such liabilities or obligations expected to be incurred. Except as set forth in SCHEDULE 3.1(k)(ii) to the Company Disclosure Letter, the execution of this Agreement and performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan of the Company or a Company Subsidiary, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to the Company or the Company Subsidiaries are the agreements and policies specifically referred to in SCHEDULE 3.1(k)(ii) to the Company Disclosure Letter, which Schedule sets forth the amounts payable thereunder.

          (l) Taxes.

                         (i)   Each of the Company and each Company Subsidiary
has (A) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or the Company has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and, except as disclosed in the Company SEC Documents or in SCHEDULE
3.1 (l)(i) to the Company Disclosure Letter, the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all material Taxes payable by the Company (and by those Company Subsidiaries whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for the Company and each Company Subsidiary, and all written communications relating thereto, have been delivered or made available to representatives of Camden. Since the Financial Statement Date, the Company has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, and neither the Company nor any Company Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company. Except as set forth on SCHEDULE 3.1 (l)(i) to the Company Disclosure Letter, to the Knowledge of the Company, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "TAXES" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

                         (ii) The Company (A) for all taxable years commencing
with 1993 through the most recent December 31, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending upon the Closing Date, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the Company's Knowledge, no such challenge is pending or threatened. Each Company Subsidiary which is a partnership, joint venture or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Each Company Subsidiary which is a corporation for federal income tax purposes has been since its formation, and continues to be treated for federal income tax purposes as, a "qualified REIT subsidiary" as defined in
Section 856(i)
of the Code. Except as set forth on SCHEDULE 3.1(l)(ii) to the Company Disclosure Letter, neither the Company nor any Company Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

          (m) No Payments to Employees, Officers or Directors. Except as set forth on SCHEDULE 3.1(m) to the Company Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer or director of the Company or any Company Subsidiary.

          (n) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Merrill Lynch & Co. ("MERRILL LYNCH"), the fees and expenses of which have previously been disclosed to Camden and will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

          (o) Compliance with Laws. To the Knowledge of the Company, except as disclosed in the Company SEC Documents and except as set forth in SCHEDULE 3.1(o) to the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (p) Contracts; Debt Instruments.

                         (i) To the Knowledge of the Company, neither the
Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding (each, a "MATERIAL CONTRACT") to which it is a party or by which it or any of its properties or assets is bound, except as set forth in SCHEDULE 3.1(p)(i) to the Company Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, nor, except as set forth in SCHEDULE 3.1(p)(i) to the Company Disclosure Letter, will the consummation of the Transactions (including the satisfaction of the condition to the obligations of Camden and Camden Sub set forth in Section 6.2(f)) result in any third party having any right of termination, amendment, acceleration, or cancellation of or loss or change in a material benefit under any Material Contract.

                         (ii)  Except for any of the following expressly
identified in the Company SEC Documents and except as permitted by Section 4.1,
SCHEDULE 3.1 (p)(ii) to the Company Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries, other than Indebtedness payable to the Company or a Company Subsidiary or to any third-party partner or joint venturer in any Company Subsidiary, in an aggregate principal amount in excess of $100,000 per item is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder on November 30, 1997. For purposes of this Section 3.1(p) (ii) and Section 3.2(p) (ii), "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such Person of any such Indebtedness of any other Person.

          (q) Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch, satisfactory to the Company, a copy of which has been provided to Camden, to the effect that the Exchange Ratio is fair to the stockholders of the Company from a financial point of view.

          (r) State Takeover Statutes. The Company has taken all action necessary, if any, to exempt transactions between Camden and the Company and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (a "TAKEOVER STATUTE").

          (s) Registration Statement and Proxy Statement. The information supplied or to be supplied by the Company or its Subsidiaries for inclusion in
(i) the Registration Statement will not at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement, including any amendment and supplement thereto, will not, either at the date mailed to stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Proxy Statement will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Camden for inclusion therein.

          (t) Vote Required. The affirmative vote of at least a majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve this Agreement and the Transactions.

          SECTION 3.2 Representations and Warranties of Camden.
Camden represents and warrants to the Company as follows:

          (a) Organization, Standing and Corporate Power of Camden and Camden Sub. Camden is a real estate investment trust, and Camden Sub is a corporation, in each case duly organized and validly existing under the laws of its jurisdiction of organization or incorporation and each has the requisite corporate power and authority to carry on its business as now being conducted. Each of Camden and Camden Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Camden and the Camden Subsidiaries (as defined below), taken as a whole (an "CAMDEN MATERIAL ADVERSE EFFECT"). Each of Camden and Camden Sub has delivered to the Company complete and correct copies of its Declaration of Trust or Articles of Incorporation and Bylaws (as the case may be), each as amended or supplemented to the date of this Agreement.

          (b) Camden Subsidiaries. SCHEDULE 3.2 (b) to the Camden Disclosure Letter (as defined below) sets forth each Subsidiary of Camden (collectively, the "CAMDEN SUBSIDIARIES"), other than Camden Sub, and the ownership interest therein of Camden. Except as set forth in SCHEDULE 3.2 (b) to the Camden Disclosure Letter, (A) all the outstanding shares of capital stock of each Camden Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are owned by Camden or a Camden Subsidiary free and clear of all Liens and (B) all equity interests in each Camden Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by Camden or one or more Camden Subsidiaries free and clear of all Liens. Except for the capital stock of or other equity or ownership interests in the Camden Subsidiaries and except as set forth in SCHEDULE 3.2 (b) to the Camden Disclosure Letter, Camden does not own, directly or indirectly, any capital stock or other ownership interest in any

Person. Each Camden Subsidiary (other than Camden Sub) that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Camden Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Camden Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Camden Material Adverse Effect. Copies of the charter documents, bylaws, organization documents and partnership and joint venture agreements of each Camden Subsidiary, each as amended to the date of this Agreement, have been previously delivered or made available to the Company.

          (c) Capital Structure. The authorized capital stock of Camden consists of 100,000,000 shares of Camden Common Stock and 10,000,000 preferred shares of beneficial interest, par value $.01 per share (the "CAMDEN PREFERRED SHARES"). On the date hereof, (i) 31,920,880 shares of Camden Common Stock and no Camden Preferred Shares were issued and outstanding, (ii) no shares of Camden Stock or Camden Preferred Shares were held by Camden in its treasury,
(iii) 1,751,825 shares of Camden Common Stock were available for issuance under Camden's employee benefit or incentive plans ("CAMDEN EMPLOYEE STOCK PLANS"), and (iv) 565,600 shares of Camden Common Stock were issuable upon exercise of outstanding stock options (the "CAMDEN OPTIONS") to purchase shares of Camden Common Stock. On the date of this Agreement, except as set forth in this
Section 3.2(c), no shares of capital stock or other voting securities of Camden were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of Camden. All outstanding shares of capital stock of Camden are, and all Camden Shares that may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on SCHEDULE 3.2 (c) to the Camden Disclosure Letter, there are no bonds, debentures, notes or other indebtedness of Camden having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Camden may vote. Except (A) for the Camden Options, (B) as set forth in SCHEDULE 3.2 (c) to the Camden Disclosure Letter, (C) as otherwise permitted under Section 4.2, (D) as contemplated under Camden's dividend reinvestment plan and (E) as contemplated by this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Camden or any Camden Subsidiary is a party or by which such entity is bound, obligating Camden or any Camden Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Camden or of any

Camden Subsidiary or obligating Camden or any Camden Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth on
SCHEDULE 3.2 (c) to the Camden Disclosure Letter, there are no outstanding contractual obligations of Camden or any Camden Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or other ownership interests in any Camden Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

          (d) Authority; Noncontravention; Consents. Each of Camden and Camden Sub has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the vote of the holders of the Camden Common Stock required to approve this Agreement and the Transactions, including, without limitation, the issuance of the Camden Shares in connection with the Merger (the "CAMDEN SHAREHOLDER APPROVAL" and, together with the Company Stockholder Approval, the "SHAREHOLDER APPROVALS"), to consummate the Transactions to which Camden or Camden Sub (as the case may be) is a party. The execution and delivery of this Agreement by each of Camden and Camden Sub and the consummation by each of Camden and Camden Sub of the Transactions to which Camden or Camden Sub (as the case may) is a party have been duly authorized by all necessary corporate action on the part of each of Camden and Camden Sub, subject to approval of this Agreement pursuant to the Camden Shareholder Approval. This Agreement has been duly executed and delivered by each of Camden and Camden Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of each of Camden and Camden Sub (as the case may be), enforceable against each of Camden and Camden Sub (as the case may be) in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or (ii) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Except as set forth in SCHEDULE 3.2 (d) to the Camden Disclosure Letter, the execution and delivery of this Agreement by each of Camden and Camden Sub do not, and the consummation of the Transactions to which Camden or Camden Sub (as the case may be) is a party and compliance by each of Camden and Camden Sub with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Camden, Camden Sub, or any other Camden Subsidiary under, (i) the Declaration of Trust, Certificate of Incorporation or Bylaws (as the case may be) of Camden and Camden Sub or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other Camden Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Camden, Camden Sub or any other Camden Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Camden, Camden Sub or any other Camden Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Camden Material Adverse Effect or (y) prevent the consummation of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Camden, Camden Sub or any Camden Subsidiary in connection with the execution and delivery of this Agreement or the consummation by Camden or Camden Sub, as the case may be, of any of the Transactions, except for (i) the filing by any Person in connection with any of the Transactions of a pre-merger notification and report form under the HSR Act to the extent applicable, (ii) the filing with the SEC of (x) the Proxy Statement and a registration statement on Form S-4 (or other appropriate form) in connection with the registration of the Camden Shares to be issued in the Merger (the "REGISTRATION STATEMENT") and
(y) such reports under Section 13 (a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in SCHEDULE 3.2 (d) to the Camden Disclosure Letter or
(A) as may be required under (x) federal, state or local environmental laws or
(y) the "blue sky" laws of various states or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the Transactions or otherwise prevent Camden or Camden Sub from performing their respective obligations under this Agreement in any material respect or have, individually or in the aggregate, a Camden Material Adverse Effect.

          (e) SEC Documents; Financial Statements; Undisclosed Liabilities. Camden has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1993 (the "CAMDEN SEC DOCUMENTS"). All of the Camden SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder. None of the Camden SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Camden SEC Documents. The consolidated financial statements of Camden included in the Camden SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Camden and the Camden Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of the unconsolidated Camden Subsidiaries previously delivered to the Company (the "UNCONSOLIDATED CAMDEN FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of such Camden Subsidiaries, taken as a whole, as of the dates thereof and the results of their respective operations and cash flows for the periods then ended. Except as set forth in the Camden SEC Documents, in the Unconsolidated Camden Financial Statements, in SCHEDULE 3.2(e) to the Camden Disclosure Letter or as permitted by Section 4.2 (for the purpose of this sentence, as if Section 4.2 had been in effect since September 30, 1997), neither Camden nor any Camden Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Camden or, to the Knowledge of Camden, of any unconsolidated Camden Subsidiary or in the notes thereto and which, individually or in the aggregate, would have a Camden Material Adverse Effect.

          (f) Absence of Certain Changes or Events. Except as disclosed in the Camden SEC Documents or in SCHEDULE 3.2(f) to the Camden Disclosure Letter, since the date of the most recent financial statements included in the Camden SEC Documents (the "CAMDEN FINANCIAL STATEMENT DATE") to the date of this Agreement, Camden and the Camden Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have a Camden Material Adverse Effect (a "CAMDEN MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Camden Material Adverse Change,
(ii) except for regular quarterly dividends on Camden Common Stock as set forth on SCHEDULE 3.2(f) to the Company Disclosure Schedule, any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Camden's capital stock, other than any dividend required to be paid pursuant to Section 2.2, (iii) any split, combination or reclassification of any of Camden's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in any Camden Subsidiary, except as permitted by Section 4.2, (iv) any damage, destruction or loss, not covered by insurance, that has or would have a

Camden Material Adverse Effect or (v) any change in accounting methods, principles or practices by Camden or any Camden Subsidiary except insofar as may have been disclosed in the Camden SEC Documents or required by a change in GAAP.

          (g) Litigation. Except as disclosed in the Camden SEC Documents or in
SCHEDULE 3.2(g) of the Camden Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Camden, and the Camden Subsidiaries (i) which are covered by adequate insurance or (ii) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or threatened in writing against or affecting Camden or any Camden Subsidiary that, individually or in the aggregate, could reasonably be expected to (A) have a Camden Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Camden or any Camden Subsidiary or having, or which, insofar as reasonably can be foreseen, in the future would have any such effect.

          (h) Properties. Except as provided in SCHEDULE 3.2(h) of the Camden Disclosure Letter, Camden or one of the Camden Subsidiaries own fee simple title or a leasehold interest in to each of the real properties identified in
SCHEDULE 3.2(h) of the Camden Disclosure Letter (the "CAMDEN PROPERTIES"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of Encumbrances. The Camden Properties (other than the Camden Properties under development) are not subject to any Property Restrictions, except for (i) Encumbrances and Property Restrictions set forth in the Camden Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Camden Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to the Company, provided, however, that platting of development land will not be shown on existing title reports), and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Camden Properties subject thereto or affected thereby, and do not otherwise have a Camden Material Adverse Effect and which have arisen or been incurred only in the ordinary course of business. Except as provided in
SCHEDULE 3.2(h) of the Camden Disclosure Letter, valid policies of title insurance have been issued insuring Camden's or the applicable Camden Subsidiaries' fee simple title to the Camden Properties in amounts at least equal to the purchase price thereof, subject only to the matters disclosed above and on the Camden Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy.

Except as provided in SCHEDULE 3.2(h) of the Camden Disclosure Letter, (i) Camden has no Knowledge that any certificate, permit or license from any governmental authority having jurisdiction over any of the Camden Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Camden Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Camden Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) Camden has not received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Camden Properties issued by any governmental authority;
(iii) there are no material structural defects relating to the Camden Properties; (iv) there are no Camden Properties whose building systems are not in working order in any material respect; (v) there is no physical damage to any Camden Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration; or (vi) there is no current renovation or restoration to any Camden Property the remaining cost of which exceeds $100,000. Neither Camden nor any of the Camden Subsidiaries has received any notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Camden Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Camden Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by Camden or Camden Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Camden Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and Camden has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

          (i) Environmental Matters. None of Camden, any of the Camden Subsidiaries or, to the Knowledge of Camden, any other Person has caused or permitted (a) the unlawful presence of any Hazardous Materials on any of the Camden Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Camden Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Camden Material Adverse Effect; and in connection with the construction on or operation and use of the Camden Properties, Camden and the Camden Subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except for failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Camden Material Adverse Effect.

          (j) Related Party Transactions. Set forth in SCHEDULE 3.2(j) of the Camden Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Camden, Camden Sub or any of the Camden Subsidiaries with (i) any Person who is an officer, director or Affiliate of Camden, Camden Sub or any of the Camden Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (ii) any Person who acquired Camden Common Stock in a private placement. Such documents, copies of all of which have previously been delivered or made available to the Company, are listed in SCHEDULE 3.2(j) of the Camden Disclosure Letter.

          (k) Absence of Changes in Benefit Plans; ERISA Compliance.

                         (i)   Except as disclosed in the Camden SEC Documents
or in SCHEDULE 3.2(k)(i) to the Camden Disclosure Letter and except as permitted by Section 4.2 (for the purpose of this sentence, as if Section 4.2 had been in effect since December 31, 1996), since the date of the most recent audited financial statements included in the Camden SEC Documents, there has not been any adoption or amendment by Camden or any Camden Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding or oral or in writing) providing benefits to any current or former employee, officer or director of Camden, any Camden Subsidiary, or any Person affiliated with Camden under Section 414 (b), (c), (m) or (o) of the Code (collectively, "CAMDEN BENEFIT PLANS").

                         (ii) Except as described in the Camden SEC Documents or
in SCHEDULE 3.2(k)(ii) to the Camden Disclosure Letter or as would not have a Camden Material Adverse Effect, (A) all Camden Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither Camden nor any Camden Subsidiary has any liabilities or obligations with respect to any such Camden Benefit Plans, whether accrued, contingent or otherwise, nor to the Knowledge of Camden are any such liabilities or obligations expected to be incurred. Except as set forth in SCHEDULE 3.2(k)(ii) to the Camden Disclosure Letter, the execution of the Agreement and the performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Camden Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to Camden or Camden Subsidiaries are the agreement and policies specifically referred to in SCHEDULE 3.2(k)(ii) to the Camden Disclosure
Letter.

          (l) Taxes.

                         (i)   Each of Camden and each Camden Subsidiary has (A)
filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or Camden has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and, except as disclosed in the Camden SEC Documents, the most recent financial statements contained in the Camden SEC Documents reflect an adequate reserve for all material Taxes payable by Camden (and by those Camden Subsidiaries and whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for Camden and each Camden Subsidiary and all written communications relating thereto have been delivered or made available to representatives of the Company or will be delivered or made available to representatives of the Company within ten business days following the execution of this Agreement. Since the Camden Financial Statement Date, Camden has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, and neither Camden nor any Camden Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of Camden, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Camden. Except as set forth on SCHEDULE 3.2(l), to the Knowledge of Camden, no deficiencies for any Taxes have been proposed, asserted or assessed against Camden or any of the Camden Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

                         (ii) Camden (A) for all taxable years commencing with
1993 through the most recent December 31, has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31 of its taxable year that includes the Closing Date, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to Camden's Knowledge, no such challenge is pending or threatened. Each Camden Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation. Each Camden Subsidiary which is a corporation for federal income tax purposes and with respect to which all of the outstanding capital stock is owned solely by Camden (or solely by a Camden Subsidiary that is a corporation wholly-owned by Camden) has been since its formation and continues to be treated for federal income tax purposes as, a "qualified REIT subsidiary" as defined in
Section 856(i) of the Code. Commencing with the taxable year of Camden ending December 31, 1993, Camden has not owned more than ten percent (10%) of the outstanding voting securities of any corporation (other than the Camden wholly owned subsidiaries) as determined under and in accordance with the provisions of Section 856(c)(14)(B) of the Code. Neither Camden nor any Camden Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

          (m) No Payments to Employees, Officers or Directors. Except as set forth in SCHEDULE 3.2 (m) to the Camden Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer or director of Camden or any Camden Subsidiary.

          (n) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the fees and expenses of which have previously been disclosed to the Company and will be paid by Camden, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Camden or any other Camden Subsidiary.

          (o) Compliance with Laws. To the Knowledge of Camden, except as disclosed in the Camden SEC Documents, neither Camden nor any of the Camden Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Camden Material Adverse Effect.

          (p) Contracts; Debt Instruments.

                         (i) To the Knowledge of Camden, neither Camden nor any
Camden Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except as set forth in SCHEDULE 3.2 (p)(i) to the Camden Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Camden Material Adverse Effect, nor, except as set forth in SCHEDULE 3.2 (p)(i) to the Camden Disclosure Letter, will the consummation of the Transactions (including the satisfaction of the condition to the obligations of the Company set forth in Section 6.3(f)) result in any third party having any right of termination, amendment, acceleration or cancellation of or loss or change in a material benefit under any Material Contract.

                         (ii)  Except for any of the following expressly
identified in the most recent financial statements contained in the Camden SEC Documents and except as permitted by Section 4.2, SCHEDULE 3.2 (p)(ii) to the Camden Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of Camden or any of the Camden Subsidiaries, other than Indebtedness payable to Camden or a Camden Subsidiary or to any third-party partner or joint venturer in any Camden Subsidiary, in an aggregate principal amount in excess of $100,000 per item is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder on November 30, 1997.

          (q) Interim Operations of Sub. Camden Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

          (r) Opinion of Financial Advisor. Camden has received the opinion of DLJ, satisfactory to Camden, a copy of which has been provided to the Company, to the effect that the Exchange Ratio fair to Camden and the shareholders of Camden from a financial point of view.

          (s) State Takeover Statutes. Camden has taken all action necessary, if any, to exempt transactions with the Company and its Affiliates from the operation of Takeover Statutes.

          (t) Registration Statement and Proxy Statement. The information supplied or to be supplied by Camden or its Subsidiaries for inclusion in (i) the Registration Statement will not at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date mailed to shareholders of Camden or at the time of the Camden Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Proxy Statement will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Camden with respect to information supplied by the Company for inclusion therein.

          (u) Vote Required. The affirmative vote of a majority of the shares present in person or by proxy at the Camden Shareholder Meeting is the only vote of the holders of any class or series of Camden's capital stock necessary (under applicable law or otherwise) to approve this Agreement and the Transactions.

                                   ARTICLE IV

                                   COVENANTS

          SECTION 4.1 Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause (or, in the case of Company Subsidiaries that the Company does not control, shall use commercially reasonable efforts to cause) the Company Subsidiaries each to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply, although the parties hereto agree that nothing contained in this Article IV or in any other provision of this Agreement shall restrict or prohibit the performance by Oasis Martinique LLC or the Company of their respective obligations under or the exercise of their respective rights under the Oasis Martinique LLC Agreement, the Oasis
Martinique Exchange Rights Agreement or the Oasis Martinique Loan and Security
Agreement: During the period from the date of this Agreement to the Effective Time, except as set forth in SCHEDULE 4.1 to the Company Disclosure Letter, the Company shall not and shall cause (or, in the case of Company Subsidiaries which it does not control, shall use commercially reasonable efforts to cause) the Company Subsidiaries not to (and not to authorize or commit or agree to):

          (a) (i) except as set forth on SCHEDULE 4.1 to the Company Disclosure Schedule, declare, set aside or pay any dividends on, or make any other distributions in respect of any of the Company's capital stock other than the dividend required to be paid pursuant to Section 2.2(d)(i), (ii) split, combine or reclassify any capital stock or other partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any options, warrants or rights to acquire, or security convertible into, shares of such capital stock or partnership interests;

          (b) except (i) as contemplated under or required pursuant to Section 4.1(e) and (ii) in connection with the exercise of stock options or issuance of shares pursuant to stock rights or warrants outstanding on the date of this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting securities (including partnership interests) of the Company or any Company Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to the Company or a Company Subsidiary;

          (c) except as otherwise contemplated by this Agreement, amend the articles or certificate of incorporation, bylaws, partnership agreement or other comparable charter or organizational documents of the Company or any Company Subsidiary;

          (d) in the case of the Company or any Company Subsidiary, merge or consolidate with any Person;

          (e) in any transaction or series of related transactions involving capital, securities or other assets or indebtedness of the Company, a Company Subsidiary, or any combination thereof in excess of $100,000, without obtaining the prior written consent of Camden, which consent shall not unreasonably be withheld or delayed: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein; (ii) subject to any Encumbrance or Lien or sell, lease or otherwise dispose of any of the Company Properties or any material assets or assign or encumber the right to receive income, dividends, distributions and the like except pursuant to contracts or agreements in effect at the date of this Agreement and set forth on SCHEDULE
4.1 to the Company Disclosure Letter; (iii) make or agree to make any new capital expenditures, except in accordance with budgets relating to the Company or the Company Subsidiaries that have been previously delivered to Camden; or
(iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (except in connection with the refinancing, refunding or amendment of the "Bonds," as that term is defined in the Oasis Martinique LLC Agreement), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person (except in connection with the refinancing, refunding or amendment of the "Bonds," as that term is defined in the Oasis Martinique LLC Agreement), enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness (except the "Bonds," as that term is defined in the Oasis Martinique LLC Agreement) or make any loans, advances or capital contributions to, or investments in, any other Person except to the extent required by the Oasis Martinique LLC Agreement;

          (f) engage in any transactions of the types described in clauses (i),
(ii), (iii) and (iv) of paragraph (e) above, whether or not related, involving, in the aggregate, capital, securities or other assets or indebtedness of the Company or a Company Subsidiary, or any combination thereof in excess of $500,000, without obtaining the prior written consent of Camden (which consent shall not be unreasonably withheld or delayed);

          (g) make any tax election (unless required by law or necessary to preserve the Company's status as a REIT or the status of any Company Subsidiary as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" under Section 856(i) of the Code, as the case may be);

          (h) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Financial Statement Date, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recently completed taxable year except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

          (i) except as provided in this Agreement, adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect;

          (j) pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice and other than the severance payments contemplated by and paid pursuant to Section 5.12(b) hereof;

          (k) settle any shareholder derivative or class action claims arising out of or in connection with any of the Transactions; and

          (l) enter into or amend or otherwise modify any agreement or arrangement with Persons that are Affiliates or, as of the date hereof, are executive officers or directors of the Company or any Company Subsidiary without the consent of Camden.

          SECTION 4.2 Conduct of Business by Camden. During the period from the date of this Agreement to the Effective Time, Camden shall, and shall cause (or, in the case of Camden Subsidiaries that Camden does not control, shall use commercially reasonable efforts to cause) the Camden Subsidiaries each to carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply:
During the period from the date of this Agreement to the Effective Time, except as set forth in SCHEDULE 4.2 to the Camden Disclosure Letter, Camden shall not and shall cause (or, in the case of Camden Subsidiaries which Camden does not control, shall use commercially reasonable efforts to cause) the Camden Subsidiaries not to (and not to authorize or commit or agree to):

          (a) (i) except as set forth on SCHEDULE 4.2 to the Camden Disclosure Schedule, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Camden capital stock or partnership interests or stock in any Camden Subsidiary that is not directly or indirectly wholly-owned by Camden, other than the dividend required to be paid pursuant to
Section 2.2(d) (i), (ii) except to the extent provided in Section 2.1 hereof, split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Camden or any options, warrants or rights to acquire, or security convertible into, shares of capital stock of Camden;

          (b) except as permitted by, contemplated under or required pursuant to this Agreement, Camden's dividend reinvestment plan and Camden Employee Stock Plans or as approved by the Compensation Committee of the Board of Trust Managers of Camden, and the exercise of stock options or warrants outstanding on the date hereof, issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting securities of the Camden or any Camden Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to Camden or a Camden Subsidiary;

          (c) except as otherwise contemplated by this Agreement, amend the declaration of trust, charter, articles or certificate of incorporation, bylaws, code of regulations, partnership agreement or other comparable charter or organizational documents of Camden or any Camden Subsidiary;

          (d) in the case of Camden or any Camden Subsidiary, merge or consolidate with any Person;

          (e) in any transaction or series of related transactions involving capital, securities, other assets or indebtedness of Camden or a Camden Subsidiary or any combination thereof in excess of $100,000, without obtaining the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein; (ii) subject to any Encumbrance or Lien or sell, lease or otherwise dispose of any of the Camden Properties or any material assets or assign or encumber the right to receive income, dividends, distributions and the like; (iii) make or agree to make any new capital expenditures, except in accordance with budgets relating to Camden or Camden Subsidiaries that have been previously delivered to the Company; or (iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Camden, guarantee any debt securities of another Person or enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

          (f) engage in any transactions of the types described in clauses (i),
(ii), (iii) and (iv) of paragraph (e) above, whether or not related, involving, in the aggregate, capital, securities or other assets or obligations of Camden or an Camden Subsidiary or any combination thereof in excess of $500,000 without obtaining the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed);

          (g) make any tax election (unless required by law or necessary to preserve Camden's status as a REIT or the status of any Camden Subsidiary as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" under Section 856(i) of the Code, as the case may be);

          (h) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Camden Financial Statement Date, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recently completed fiscal year, except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

          (i) enter into or amend or otherwise modify any agreement or arrangement with Persons that are Affiliates or, as of the date hereof, are executive officers, trust managers or directors of Camden or any Camden Subsidiary without the consent of the Company.

          (j) pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Camden included in the Camden SEC Documents or incurred in the ordinary course of business consistent with past practice;

          (k) except as provided in this Agreement, adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect; and

          (l) settle any shareholder derivative or class action claims arising out of or in connection with any of the Transactions.

          SECTION 4.3 Other Actions. Each of Company on the one hand and Camden and Camden Sub on the other hand shall not and shall use commercially reasonable efforts to cause its respective Subsidiaries and joint ventures not to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "Knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "Knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by
Section 7.1, any of the conditions to the Merger set forth in Article VI not being satisfied.


                                  ARTICLE V

                              ADDITIONAL COVENANTS

          SECTION 5.1 Preparation of the Registration Statement and the Proxy Statement; Company Stockholder Meeting and Camden Shareholder Meeting.

          (a) As soon as practicable following the date of this Agreement, the Company and Camden shall prepare and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to each of Camden and the Company, and Camden shall prepare and file with the SEC the Registration

Statement, in which the Proxy Statement will be included as a prospectus. Each of the Company and Camden shall use all reasonable efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Each of the Company and Camden will use all reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders or Camden's shareholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Camden or the Company, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of Camden and the shareholders of the Company such amendment or supplement. The Proxy Statement shall include the recommendations of the Board of Trust Managers of Camden in favor of the issuance of Camden Shares and of the Board of Directors of the Company in favor of the Merger, provided that the recommendation of the Board of Directors of the Company may not be included or may be withdrawn if the Board of Directors of the Company, after having consulted with and considered the advice of outside legal counsel, has reasonably determined in good faith that the making of the recommendation, or the failure to withdraw the recommendation, would constitute a breach of the fiduciary duties of the members of the Board of Directors of the Company under applicable law. Camden also shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the Camden Shares pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Common Stock and rights to acquire Common Stock pursuant to the Company Employee Stock Plans as may be reasonably requested in connection with any such action. Camden will use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities or "blue sky" permits or approvals required to carry out the Transactions and will pay or cause a Camden Subsidiary to pay all expenses incident thereto.

          (b) The Company will, as soon as practicable following the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the stockholders of the Company), duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") for the purpose of obtaining the Company Stockholder Approval. The Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Transactions; provided that the recommendation of the Board of Directors of the Company may be withdrawn if the Board of Directors of the Company, after having consulted with and considered the advice of outside legal counsel, has reasonably determined in good faith that the making of the recommendation, or the failure to withdraw the recommendation, would constitute a breach of fiduciary duties of the members of the Board of Directors of the Company under applicable law.

          (c) Camden will, as soon as practicable following the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the shareholders of Camden), duly call, give notice of, convene and hold a meeting of its shareholders (the "CAMDEN SHAREHOLDER MEETING") for the purpose of obtaining the Camden Shareholder Approval. Camden will, through its Board of Trust Managers, recommend to its shareholders approval of this Agreement and the Transactions, including, but not limited to the requisite vote of such shareholders approving the issuance of the Camden Shares in connection with the Merger in accordance with the rules of the NYSE.

          SECTION 5.2 Access to Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties, each of the Company and Camden shall, and shall cause each of its respective Subsidiaries and joint ventures to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Camden shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the Company and Camden will hold, and will use commercially reasonable efforts to cause its and its respective Subsidiaries and joint ventures' officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement between the Company and Camden (the "CONFIDENTIALITY AGREEMENT").

          SECTION 5.3 Commercially Reasonable Efforts; Notification.

          (a) Subject to the terms and conditions herein provided, the Company and Camden shall: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all commercially reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such agreements and (ii) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations (c) use all commercially reasonable efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in reasonably satisfactory form to the Company and Camden; and
(d) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Company and Camden shall use all commercially reasonable efforts to take all such necessary action.

          (b) The Company shall give prompt notice to Camden, and Camden or Camden Sub shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          SECTION 5.4 Affiliates. Prior to the Closing Date, the Company shall deliver to Camden a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such Person to deliver to Camden on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT A hereto.

          SECTION 5.5 Tax Treatment. Each of Camden and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e).

          SECTION 5.6 Camden Board of Trust Managers. Camden shall take all steps necessary to increase the number of trust managers of Camden from seven trust managers to eight trust managers effective as of the Effective Time and to fill the vacancy in accordance with Section 1.5.

          SECTION 5.7 No Solicitation of Transactions by the Company.

          (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any Company Subsidiary, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or a Company Subsidiary, other than the Transactions (any of the foregoing inquiries or proposals, a "COMPETING TRANSACTION"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person or entity relating to, any Competing Transaction, or (iii) agree to, approve or recommend any Competing Transaction; provided, however, that nothing contained in this Agreement shall prevent the Company or its directors or any other employee, representative or agent of the Company from (A) furnishing nonpublic information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written Competing Transaction submitted to the Company, its Board of Directors or its stockholders if and only to the extent that (1) the Company's Board of Directors believes in good faith (after consultation with its financial advisor) that such Competing Transaction would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Transactions and the Company's Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for the Company to comply with its fiduciary duties to its stockholders under applicable law and (2) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, the Company's Board of Directors receives from such Person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b) The Company shall (i) promptly notify Camden after receipt by it (or its advisors) of any Competing Transaction or any inquiries indicating that any Person is considering making or wishes to make a Competing Transaction,
(ii) promptly notify Camden after receipt of any request for nonpublic information relating to the Company or any Company Subsidiary or for access to the Company's or any Company Subsidiary's properties, books or records by any Person that may be considering making, or has made, a Competing Transaction and
(iii) subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised by its outside counsel, keep Camden advised of the status and principal financial terms of any such Competing Transaction, indication or request.

          SECTION 5.8 Public Announcements. Camden and Camden Sub on the one hand and the Company on the other hand will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the Transactions will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

          SECTION 5.9 Listing. Camden will promptly prepare and submit to the NYSE a supplemental listing application covering the Camden Shares issuable in the Merger. Prior to the Effective Time, Camden shall use its best efforts to have NYSE approve for listing, upon official notice of issuance, the Camden Shares to be issued in the Merger.

          SECTION 5.10 Letters of Accountants.

          (a) The Company shall use its reasonable best efforts to cause to be delivered to Camden "comfort" letters of Coopers & Lybrand L.L.P., the Company's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Camden, in form and substance reasonably satisfactory to Camden and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          (b) Camden shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Deloitte & Touche, LLP, Camden's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          SECTION 5.11 Transfer and Gains Taxes. Camden and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Transactions (together with any related interests, penalties or additions to tax, "TRANSFER AND GAINS TAXES"). From and after the Effective Time, Camden shall pay or shall cause to be paid, as appropriate, without deduction or withholding from any amounts payable to the holders of Common Stock, all Transfer and Gains Taxes (other than any such taxes that are solely the liability of the holders of Common Stock under applicable state law).

          SECTION 5.12 Benefit Plans and Other Employee Arrangements.

          (a) After the Effective Time Camden shall provide benefits to employees of the Company and the Company Subsidiaries that are not less favorable to such employees than those provided to similarly situated employees of Camden and the Camden Subsidiaries. With respect to any Camden Benefit Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, solely for purposes of determining eligibility to participate, vesting, and entitlement to benefits but not for purposes of accrual of pension benefits, service with the Company or any Company Subsidiary shall be treated as service with Camden or the Camden Subsidiaries (as applicable); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits (or is not otherwise recognized for such purposes under the Camden Benefit Plans). Except as otherwise provided herein, Camden shall be under no obligation to maintain the compensation and benefits currently provided by the Company to its employees. Camden shall, and shall cause Camden Sub and all other Camden Subsidiaries to, honor in accordance with their terms all benefits vested as of the Effective Time under the Company Benefit Plans and under other contracts, arrangements or commitments described in SCHEDULE 5.12 to the Company Disclosure Letter. No provision of this Section
5.12 shall create any rights in any employee or director of the Company or any Company Subsidiary hereunder in respect of continued or resumed employment by Camden or the Surviving Corporation following the Effective Time. Nothing contained in any provision of this Agreement shall modify or limit the rights of the employees, or the obligations of the Company, under the employment agreements listed on SCHEDULE 5.12 to the Company Disclosure Schedule, all of which obligations shall be assumed by the Surviving Corporation at the Effective Time.

          (b) As of the Effective Time, the Company shall pay the severance obligations to those employees, and in the amounts, set forth in SCHEDULE 3.1(k)(ii) to the Company Disclosure Letter.

          SECTION 5.13 Indemnification.

          (a) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, Camden shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the

Company or any Company Subsidiary (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the indemnifying party (which approval shall not be unreasonably withheld), or otherwise in connection with any threatened or actual claim, action, suit proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of the Company or any Company Subsidiary at or prior to the Effective Time, including matters based on or arising out of or pertaining to this Agreement or the Transactions ("INDEMNIFIED LIABILITIES"), in each case to the full extent the Company would have been permitted under applicable law and its charter documents to indemnify the Indemnified Parties (and Camden shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law subject to the limitations set forth in the fourth sentence of this Section 5.13 (a)). Any Indemnified Parties proposing to assert the right to be indemnified under this Section 5.13 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this Section 5.13 against Camden, notify Camden of the commencement of such action, enclosing a copy of all papers served. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify Camden of its commencement, Camden will be entitled to participate in and, to the extent that Camden elects by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from it to the Indemnified Parties of its election to assume the defense, Camden will not be liable to the Indemnified Parties for any legal or other expenses except as provided below. If Camden assumes the defense, Camden shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that Camden shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties; provided, further, that Camden, in the defense of any such action shall not, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by Camden, (ii) the Indemnified Parties have reasonably concluded (based on written advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to Camden, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Parties) between the Indemnified Parties and Camden (in which case Camden will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) Camden has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of Camden. It is understood that Camden shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by Camden,
(b) any of the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties or (c) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between any of the Indemnified Parties and the other Indemnified Parties, in each case of which Camden shall be obligated to pay the reasonable and appropriate fees and expenses of such additional counsel or counsels. Camden will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

          (b) In the event that Camden or any of it respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.13, which obligations are expressly intended to be for the irreversible benefit of, and shall be enforceable by, each Indemnified Party covered hereby.

          (c) For a period of six years from the Effective Date, Camden shall use its best efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the persons currently covered by the Company's directors' and officers' liability insurance policy with respect to claims against such officers and directors arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage, and contain terms and conditions that in all material respects are no less advantageous, as that coverage currently provided by the Company; provided, however, that officers and directors of the Company or any Company Subsidiary may be required to make application and provide customary representations and warranties to Camden's insurance carrier for the purpose of obtaining such insurance; and provided, further, that such coverage will have a single aggregate limit of liability for such six-year period in an amount not less than the annual aggregate limit of liability of such coverage currently provided by the Company.

          (d) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Camden.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

          SECTION 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

          (a) Shareholder Approvals. This Agreement shall have been approved and adopted by the Shareholder Approvals.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) Listing of Shares. The NYSE shall have approved for listing the Camden Shares to be issued in the Merger, subject to official notice of issuance.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Transactions shall be in effect.

          (f) Blue Sky Laws. Camden shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Camden Shares pursuant to this Agreement.

          (g) Related Transactions. The Company Voting Agreement and the Camden Voting Agreement shall remain in full force and effect and the respective transactions contemplated thereby shall have been consummated prior to, or are being consummated simultaneously with, the Merger.

          (h) Certain Actions and Consents. All material actions by or in respect of or filings with any Governmental Entity required for the consummation of the Transactions shall have been obtained or made.

          SECTION 6.2 Conditions to Obligations of Camden and Camden Sub. The obligations of Camden and Camden Sub to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by
Camden:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Camden shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. This condition shall be deemed satisfied unless any or all breaches of the Company's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a Material Adverse Effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Camden shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change and Camden shall have received a certificate of the chief executive officer or chief financial officer of the Company certifying to such effect.

          (d) Opinion Relating to REIT Status. Camden shall have received an opinion of Counsel to the Company, dated as of the Closing Date, reasonably satisfactory to Camden that, commencing with its taxable year ended
December 31, 1993 through the Closing Date, the Company was organized in conformity with the requirements for qualification as a REIT under the Code and its method of operation has enabled it to so qualify (with customary exceptions, assumptions and qualifications and based upon customary representations) during such period.

          (e) Other Tax Opinion. Camden shall have received an opinion dated as of the Closing Date from Counsel to Camden, based upon certificates and letters, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

          (f) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Camden Material Adverse Effect or a Material Adverse Effect.

          (g) Legal Opinion. Camden and Camden Sub shall have received an opinion from legal counsel to the Company substantially in the form attached hereto as EXHIBIT B.

          Notwithstanding the foregoing, Camden shall not be obligated to effect the Merger if the failure of one or more of the conditions set forth in Sections 6.2(a), 6.2(c) and 6.2(f) to be satisfied, in the aggregate, causes a Camden Material Adverse Effect.

          SECTION 6.3 Conditions to Obligations of the Company.

          The obligation of the Company to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by the Company:

          (a) Representations and Warranties. The representations and warranties of Camden set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Camden contained herein are so qualified) signed on behalf of Camden by the chief executive officer and the chief financial officer of such party to such effect. This condition shall be deemed satisfied unless any or all breaches of Camden's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a Camden Material Adverse Effect.

          (b) Performance of Obligations of Camden. Camden shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of Camden signed on behalf of such party by the chief executive officer or the chief financial officer of such party to such effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no Camden Material Adverse Change and the Company shall have received a certificate of the chief executive officer or chief financial officer of Camden certifying to such effect.

          (d) Opinion Relating to REIT Status. The Company shall have received an opinion of Counsel to Camden dated as of the Closing Date, reasonably satisfactory to the Company, that, commencing with its taxable year ended December 31, 1993 through the Closing Date, Camden was organized in conformity with the requirements for qualification as a REIT under the Code and its method of operation has enabled it to so qualify and that, after giving effect to the Merger, Camden's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

          (e) Other Tax Opinion. The Company shall have received an opinion dated as of the Closing Date from Counsel to the Company, based upon certificates and letters, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

          (f) Consents. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not have a Camden Material Adverse Effect or a Material Adverse Effect.

          (g) Legal Opinion. The Company shall have received an opinion from Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. substantially in the form attached hereto as EXHIBIT C.

          Notwithstanding the foregoing, the Company shall not be obligated to effect the Merger if the failure of one or more of the conditions set forth in Sections 6.3(a), 6.3(c) and 6.3(f) to be satisfied, in the aggregate, causes a Material Adverse Effect.

                                   ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the Articles of Merger with the Secretary of State of the State of Nevada, whether before or after either of the Shareholder Approvals are obtained:

          (a) by mutual written consent duly authorized by the respective Boards of Directors of Camden and the Company;

          (b) by Camden, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement such that the condition set forth in Section 6.2 (b) hereof would be incapable of being satisfied by June 30, 1998 (or as otherwise extended);

          (c) by the Company, upon a breach of any covenant or agreement on the part of Camden set forth in this Agreement such that the condition set forth in
Section 6.3(b) would be incapable of being satisfied by June 30, 1998 (or as otherwise extended);

          (d) by Camden, if any representation or warranty of the Company set forth in this Agreement shall have become untrue such that the condition set forth in Section 6.2 (a) hereof would be incapable of being satisfied by June 30, 1998 (or as otherwise extended);

          (e) by the Company, if any representation or warranty of Camden set forth in this Agreement shall have become untrue such that the condition set forth in Section 6.3 (a) hereof would be incapable of being satisfied by June 30, 1998 (or as otherwise extended);

          (f) by either Camden or the Company, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (g) by either Camden or the Company, if the Merger shall not have been consummated before June 30, 1998; provided, however, that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 7.1(g);

          (h) by either Camden or the Company (unless the Company is in breach of its obligations under Section 5.1(b)) if, upon a vote at a duly held Company Stockholder Meeting or any adjournment thereof, the Company Stockholder Approval shall not have been obtained as contemplated by Section 5.1;

          (i) by either Camden (unless Camden is in breach of its obligations under 5.1(c)) or the Company if, upon a vote at a duly held Camden Shareholder Meeting or any adjournment thereof, the Camden Shareholder Approval shall not have been obtained as contemplated by Section 5.1;

          (j) by the Company, if, prior to the Company Stockholder Meeting, the Board of Directors of the Company shall have withdrawn or modified in any manner adverse to Camden its approval or recommendation of the Merger or this Agreement for the reason provided in Section 5.1(b) hereof; provided, however, that the right to terminate this Agreement under this Section 7.1(j) shall not be available to the Company if it, at such time, is in material breach of its covenant set forth in Section 5.7 hereof; or

          (k) by Camden, if (i) prior to the Company Shareholder Meeting, the Board of Directors of the Company shall have withdrawn or modified in any manner adverse to Camden its approval or recommendation of the Merger or this Agreement for the reason provided in Section 5.1(b) hereof or (ii) the Company shall have entered into a definitive agreement with respect to any Competing Transaction.

          SECTION 7.2 Expenses.

          (a) Except as otherwise specified in this Section 7.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that those expenses incurred in connection with the printing and mailing of the Proxy Statement and the Registration Statement, as well as the filing fee related thereto, shall be shared equally by Camden and the Company.

          (b) If this Agreement is terminated (i) pursuant to Sections 7.1(b),
(j) or (k); or (ii) pursuant to Section 7.1(h) and the Company shall have entered into an agreement to consummate a Competing Transaction on or prior to the date of termination or, within six months from the date of such termination, the Company consummates a Competing Transaction or enters into an agreement to consummate a Competing Transaction that is subsequently consummated and, in any event specified in clauses (i) or (ii) above, if the Company is not entitled to terminate this Agreement by reason of Sections 7.1(c), (e), (f), (g) or (i), then, in addition to any other right or remedy that may be available, the Company shall promptly (and in any event within two days of receipt by the Company of written notice from Camden) pay to Camden (by wire transfer of immediately available funds to an account designated by Camden) the Break-Up Fee (as defined below). The termination of this Agreement pursuant to this Section 7.2(b) shall not be effective until receipt by Camden of the Break-Up Fee.

          (c) If this Agreement is terminated pursuant to Section 7.1(h) and no agreement for a Competing Transaction shall have been entered into on or prior to the date of termination and, within six months from the date of such termination, the Company does not consummate a Competing Transaction and does not enter into an agreement to consummate a Competing Transaction that is subsequently consummated, and if the Company is not entitled to terminate this Agreement by reason of Sections 7.1(c), (e), (f), (g) or (i), then, in addition to any other right or remedy that may be available, the Company shall promptly (and in any event within two days of receipt by the Company of written notice from Camden) pay to Camden by wire transfer of immediately available funds to an account designed by Camden) the Fee (as defined below). The termination of this Agreement

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



pursuant to this Section 7.2(c) shall not be effective until receipt by Camden of the Fee.

          (d) If this Agreement is terminated pursuant to Section 7.1(d), and if the Company is not entitled to terminate this Agreement by reason of Sections 7.1(c), (e), (f), (g) or (i), then, in addition to any other right or remedy that may be available, the Company shall promptly (and in any event within two days of receipt by the Company of written notice from Camden) pay to Camden (by wire transfer of immediately available funds to an account designated by Camden) the Break-Up Expenses (as defined below). The termination of this Agreement pursuant to this Section 7.2(d) shall not be effective until receipt by Camden of the Break-Up Expenses.

          (e) If this Agreement is terminated pursuant to Section 7.1(c), and if Camden is not entitled to terminate this Agreement by reason of Sections 7.1(b), (d), (f), (g), (h), (i) or (k), then, in addition to any other right or remedy that may be available, Camden shall promptly (and in any event within two days of receipt by Camden of written notice from the Company) pay to the Company (by wire transfer of immediately available funds to an account designated by the Company) the Break-Up Fee. The termination of this Agreement pursuant to this Section 7.2(e) shall not be effective until receipt by the Company of the Break-Up Fee.

          (f) If this Agreement is terminated pursuant to Section 7.1(e), and if Camden is not entitled to terminate this Agreement by reason of Sections 7.1(b), (d), (f), (g), (h), (i) or (k), then, in addition to any other right or remedy that may be available, Camden shall promptly (and in any event within two days of receipt by Camden of written notice from the Company) pay to the Company (by wire transfer of immediately available funds to an account designated by the Company) the Break-Up Expenses. The termination of this Agreement pursuant to this Section 7.2(f) shall not be effective until receipt by the Company of the BreakUp Expenses.

          (g) If this Agreement is terminated pursuant to Section 7.1(i), and if Camden is not entitled to terminate this Agreement by reasons in Section 7.1(b), (d), (f), (g), (h) or (k), then, in addition to any other right or remedy that may be available, Camden shall promptly (and in any event within two days of receipt by Camden of written notice from the Company) pay to the Company (by wire transfer of immediately available funds to an account designated by the Company) the Fee. The termination of this Agreement pursuant to this Section 7.2(g) shall not be effective until receipt by the Company of the Fee.

          (h) The "BREAK-UP FEE" shall be an amount equal to the lesser of (i) $20,000,000 (the "BASE AMOUNT") or (ii) the sum of (A) the maximum amount that can be paid to Camden or the Company, as the case may be, without causing it to

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



fail to meet the requirements of Sections 856(c) (2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c) (2) (A)-(H) and 856(c) (3) (A)-(I) of the Code ("QUALIFYING INCOME"), as determined by independent accountants to Camden or the Company, as the case may be, and (B) in the event Camden or the Company, as the case may be, receives a letter from outside counsel (the "BREAK-UP FEE TAX OPINION") indicating that Camden or the Company, as the case may be, has received a ruling from the IRS holding that receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c) (2) and (3) of the Code (the "REIT REQUIREMENTS") or that the receipt of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause
(A) above. A party's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that Camden or the Company, as the case may be, is not able to receive the full Base Amount, the other party shall place the unpaid amount in escrow and shall not release any portion thereof unless and until Camden or the Company, as the case may be, receives any one or combination of the following: (i) a letter from its independent accountants indicating the maximum amount that can be paid at that time without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event the Camden or the Company, as the case may be, shall pay to the other party the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above or, as applicable, the Break-Up Fee Tax Opinion. The "FEE" shall be an amount equal to the lesser of (i) $3,000,000 (the "FEE BASE AMOUNT") and (ii) the sum of (A) the maximum amount that can be paid to Camden or the Company, as the case may be, without causing it to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Camden or the Company, as the case may be, and (b) in the event Camden or the Company, as the case may be, receives a Break-Up Tax Opinion indicating that Camden or the Company, as the case may be, has received a ruling from the IRS holding that receipt of the Fee Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt of the remaining balance of the Fee Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Fee Base Amount less the amount payable under clause (A) above. A party's obligation to pay any unpaid portion of the Fee shall terminate three years from the date of this Agreement. In the event that Camden or the Company, as the case may be, is not able to receive the full Fee Base Amount, the other party shall place the unpaid amount in escrow and shall not release any portion thereof unless and until Camden or the Company, as the case may be, receives any one or combination of the following:
(i) a letter from its independent accountants indicating the maximum amount that can be paid at that time without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event Camden or the Company, as the case may be, shall pay to the other party the lesser of the unpaid Fee Base Amount or the maximum amount stated in the letter referred to in (i) above or, as applicable, the Break-Up Fee Tax Opinion. The "BREAK-UP EXPENSES" shall be an amount equal to the lesser of (a) the payee's out-of-pocket expenses incurred in connection with this Agreement and the Transaction, including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses (the "BREAK-UP EXPENSE BASE AMOUNT") and (b) the sum of (1) the maximum amount that can be paid to Camden or the Company, as the case may be, without causing it to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Camden or the Company, as the case may be, and (2) in the event Camden or the Company, as the case may be, receives a Break-Up Tax Opinion indicating that Camden or the Company, as the case may be, has received a ruling from the IRS holding that receipt of the Break- Up Expense Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt of the remaining balance of the Break-Up Expense Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Break-Up Expense Base Amount less the amount payable under clause (a) above. A party's obligation to pay any unpaid portion of the Break-Up Expenses shall terminate three years from the date of this Agreement. In the event that Camden or the Company, as the case may be, is not able to receive the full Break-Up Expense Base Amount, the other party shall place the unpaid amount in escrow and shall not release any portion thereof unless and until Camden or the Company, as the case may be, receives any one or combination of the following: (i) a letter from its independent accountants indicating the maximum amount that can be paid at that time without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event Camden or the Company, as the case may be, shall pay to the other party the lesser of the unpaid Break-Up Expense Base Amount or the maximum amount stated in the letter referred to in (i) above or, as applicable, the Break-Up Fee Tax Opinion.

          SECTION 7.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Camden as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Camden, or the Company, other than the last sentence of Section 5.2, Section 7.2 and this Section 7.3. Notwithstanding the foregoing, no party shall be relieved from liability for any willful, material breach of this Agreement.

          SECTION 7.4 Amendment. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with Secretary of State of the State of Nevada; provided, however, that, after the Shareholder Approvals are obtained, no such amendment, modification

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



or supplement shall alter the amount or change the form of the consideration to be delivered to the Company's shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Company's stockholders Camden's shareholders, in each case without further approval of such stockholders and shareholders.

          SECTION 7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE VI

                               GENERAL PROVISIONS

          SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                       (a)    if to Camden, to

                                    Richard J. Campo
                                    Chairman and Chief Executive Officer
                                    Camden Property Trust
                                    3200 Southwest Freeway, Suite 1500
                                    Houston, Texas  77027
                                    Telecopy:  (713) 964-3599


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

                                    with a copy to:

                                    Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                                    2001 Ross Avenue, Suite 3000
                                    Dallas, Texas  75201
                                    Attention:  Bryan L. Goolsby
                                    Telecopy:  (214) 849-5599

                       (b)    if to the Company, to

                                    Oasis Residential, Inc.
                                    4041 East Sunset Road
                                    Henderson, Nevada  89014
                                    Attention: Scott S.  Ingraham
                                    Telecopy: (702) 435-6894

                                    with a copy to:

                                    Latham & Watkins
                                    650 Town Center Drive, 20th Floor
                                    Costa Mesa, California 92626
                                    Attention: Jeffrey T. Pero
                                    Telecopy: (714) 755-8290

          SECTION 8.3 Certain Definitions. For purposes of this Agreement:

          An "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          "CAMDEN DISCLOSURE LETTER" means the letter previously delivered to the Company by Camden disclosing certain information in connection with this Agreement.

          "COMPANY DISCLOSURE LETTER" means the letter previously delivered to Camden by the Company disclosing certain information in connection with this Agreement.

          "KNOWLEDGE" where used herein with respect to the Company shall mean the actual knowledge of the persons named in SCHEDULE 8.3 to the Company Disclosure Letter and where used with respect to Camden shall mean the actual knowledge of the persons named in SCHEDULE 8.3 to the Camden Disclosure


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
Letter.

          "OASIS MARTINIQUE EXCHANGE RIGHTS AGREEMENT" means the Exchange Rights Agreement dated as of October 23, 1997 by and among the Company, Oasis Martinique, LLC and each Unitholder listed on the signature page thereto.

          "OASIS MARTINIQUE LLC" means Oasis Martinique, LLC, a Delaware limited liability company.

          "OASIS MARTINIQUE LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement dated as of October 23, 1997 by and among the Company, IFT Properties, Ltd., a California limited partnership, and ISCO, a California general partnership.

          "OASIS MARTINIQUE LLC UNITS" shall mean "LLC Units," as that term is defined in the Oasis Martinique LLC Agreement.

          "OASIS MARTINIQUE LOAN AND SECURITY AGREEMENT" means the Loan and Security Agreement dated as of October 23, 1997 by and among the Company, IFT Properties, Ltd., a California limited partnership, ISCO, a California general partnership, Edward M. Israel and Robert Cohen.

          "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          "SUBSIDIARY" of any Person means any Affiliate controlled by such Person directly, or indirectly through one or more intermediaries.

          SECTION 8.4 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement and the other


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
agreements entered into in connection with the Transactions (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II, Section 5.12 and Section 5.13, are not intended to confer upon any Person other than the parties hereto any rights or remedies.

          SECTION 8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Texas or in any Texas State court located in Texas, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Texas or any Texas State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

          SECTION 8.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 8.10.

                IN WITNESS WHEREOF, Camden, Camden Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                             CAMDEN PROPERTY TRUST



                                             By: /s/ Richard J. Campo
                                                 -------------------------------
                                                 Richard J.  Campo
                                                 Chairman of the Board


                                             CAMDEN SUBSIDIARY II, INC.



                                             By: /s/ Richard J. Campo
                                                 -------------------------------
                                                 Richard J.  Campo
                                                 Chairman of the Board


                                             OASIS RESIDENTIAL, INC.



                                             By: /s/ Scott S. Ingraham
                                                 -------------------------------
                                                 Scott S. Ingraham
                                                 President and Chief Operating
                                                 Officer